Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports Record Fourth Quarter 2010 Financial Results

Fourth Quarter Highlights

•	Record revenue of $16.4 million – 20% constant currency growth

•	$1.3 million in U.S. sales of the AtriClipTM system

•	Record $1 million of positive adjusted EBITDA

•	First positive net income quarter

•	Filed final clinical PMA module for ABLATE in support of an AF indication

WEST CHESTER, Ohio – February 16, 2011 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems and systems for the exclusion of the left atrial appendage, today announced record financial results. Revenue was $16.4 million, reflecting a new high and 20.1 percent growth on a constant currency basis over the fourth quarter of 2009. Revenue from product sales in the United States was $13.1 million, reflecting growth of 20.8 percent and international revenue was $3.3 million, reflecting 17.6 percent growth on a constant currency basis, or 11.2 percent on a GAAP basis. Revenue from sales of the AtriClip system in the United States was $1.3 million. The fourth quarter represents the first quarter the company generated positive net income as well as record adjusted EBITDA, a non-GAAP measure, of $1.0 million.

“We are pleased with our record fourth quarter financial results which reflect our focus and commitment to sustained high growth and profitability. During 2010 the AtriCure team executed on our strategic priorities, including the introduction of new products, sales force expansion and FDA approvals,” said David J. Drachman, President and Chief Executive Officer. “We are also encouraged by our clinical and regulatory progress. During the fourth quarter we filed the final clinical PMA module for our ABLATE clinical trial which we believe positions us to achieve an atrial fibrillation approval during mid-year 2012. Also during the fourth quarter, we initiated enrollment in our DEEP AF clinical trial and we continue to be highly encouraged by this novel approach to treating patients with AF.”

Fourth Quarter Financial Results

Revenue for the fourth quarter of 2010 was $16.4 million, a $2.6 million or 18.8 percent increase compared to fourth quarter 2009 revenue. Domestic revenue increased 20.8 percent to $13.1 million. Revenue from domestic open-heart products for the fourth quarter of 2010, which included $1.3 million in revenue from the AtriClip system, increased to $8.7 million from $6.7 million. Revenue from domestic minimally invasive products was $4.3 million for the fourth quarter of 2010. International revenue was $3.3 million for the fourth quarter of 2010 compared to $3.0 million for the fourth quarter of 2009. International revenue growth of 17.6 percent on a constant currency basis was driven by increased sales from our European markets, reflecting growth in both our direct and distributor markets.

Gross profit for the fourth quarter of 2010 was $12.3 million compared to $10.4 million for the fourth quarter of 2009. Gross margin for the fourth quarter of 2010 was 75.1 percent compared to gross margin of 75.2 percent for the fourth quarter of 2009. Operating expenses for the fourth quarters of 2010 and 2009 were $12.5 million. Research and development expenses increased $0.7 million to $3.5 million, reflecting increased spending in support of product development, regulatory and clinical trial activities. Selling, general and administrative expenses decreased $0.5 million to $9.0 million due primarily to a $0.6 million reduction in share-based compensation associated with a non-recurring expense during the fourth quarter of 2009.

Loss from operations improved $1.9 million from $2.1 million for the fourth quarter of 2009 to $0.2 million for the fourth quarter of 2010, driven by an increase in sales.

During the quarter the Company received $0.5 million in non-recurring grant income, which is recorded as a component of other income.

Adjusted EBITDA, a non-GAAP measure, was a record $1.0 million and the Company reported positive net income for the first time as a public company.

Cash, cash equivalents and investments were $12.6 million at December 31, 2010 and cash provided by operations during the quarter was $1.5 million.

Conference Call

AtriCure will host a conference call at 10:00 a.m. Eastern Time on Wednesday, February 16, 2011 to discuss its fourth quarter 2010 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s corporate web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://www.theconferencingservice.com/prereg/key.process?key=PHLHU9MX6

You may also access this call through an operator by calling (888) 679-8040 for domestic callers and (617) 213-4851 for international callers at least 15 minutes prior to the call start time using reservation code 29481290.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through March 16, 2011. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The reservation code is 12529818.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its ablation products for the treatment of atrial fibrillation, or AF, during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. AtriCure is conducting clinical trials in support of an AF indication. However, to date, the FDA has not cleared or approved AtriCure’s products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Revenue	$16,388,963	$13,800,370	$59,006,188	$54,533,558
Cost of revenue	4,082,993	3,420,181	13,618,454	12,750,745

Gross profit	12,305,970	10,380,189	45,387,734	41,782,813

Operating expenses:
Research and development expenses	3,513,406	2,778,951	11,530,820	11,414,889
Selling, general and administrative expenses	9,030,330	9,526,734	37,048,715	35,112,006
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	188,782	—	3,955,405

Total operating expenses	12,543,736	12,494,467	48,579,535	57,294,689

Loss from operations	(237,766)	(2,114,278)	(3,191,801)	(15,511,876)

Other income (expense)	268,597	(288,674)	(580,772)	(1,041,751)

Income (loss) before income tax benefit	30,831	(2,402,952)	(3,772,573)	(16,553,627)

Income tax (expense) benefit	(19,287)	12,925	(19,050)	58,639

Net income (loss)	$11,544	$(2,390,027)	$(3,791,623)	$(16,494,988)

Basic and diluted net income (loss) per share	$0.00	$(0.16)	$(0.25)	$(1.13)

Weighted average shares outstanding: basic and diluted	15,206,758	14,880,498	15,095,250	14,563,710

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2010	December 31, 2009

Assets

Current assets:
Cash, cash equivalents and short-term investments	$12,570,737	$15,722,098
Accounts receivable	9,480,064	7,248,087
Inventories	5,680,033	4,869,708
Other current assets	2,917,571	3,511,335

Total current assets	30,648,405	31,351,228

Property and equipment, net	2,723,227	3,008,699
Intangible assets	89,375	287,653
Other assets	254,707	334,756

Total assets	$33,715,714	$34,982,336

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$10,841,921	$9,579,119
Current maturities of debt and capital lease obligations	2,193,356	2,227,431

Total current liabilities	13,035,277	11,806,550

Long-term debt and capital lease obligations	661,624	2,669,666
Other liabilities	3,282,883	3,416,360

Total liabilities	16,979,784	17,892,576

Stockholders’ equity:
Common stock	15,664	15,353
Additional paid-in capital	114,402,234	110,900,087
Other comprehensive income	79,625	144,290
Accumulated deficit	(97,761,593)	(93,969,970)

Total stockholders’ equity	16,735,930	17,089,760

Total liabilities and stockholders’ equity	$33,715,714	$34,982,336

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(3,791,623)	$(16,494,988)
Adjustments to reconcile net loss to net cash used in (provided by) operating activities:
Depreciation and amortization	2,363,284	2,413,800
Amortization of deferred financing costs and discount on long-term debt	296,379	359,064
Share-based compensation	2,771,850	3,885,596
(Gain) loss on disposal of equipment	(36,604)	5,517
Change in allowance for doubtful accounts	(16,404)	(9,581)
Goodwill impairment	—	6,812,389
Settlement reserve	—	3,955,405
Changes in assets and liabilities:
Accounts receivable	(2,299,937)	(685,986)
Inventories	(850,147)	1,504,706
Other current assets	525,107	169,163
Accounts payable and accrued liabilities	656,210	(1,409,466)
Other non-current assets and liabilities	348,451	(85,671)

Net cash (used in) provided by operating activities	(33,434)	419,948

Cash flows from investing activities:
Purchases of equipment	(1,813,812)	(1,360,459)
Purchases of available-for-sale securities	(11,124,852)	(8,015,866)
Maturities of available-for-sale securities	9,598,491	1,201,877
Change in restricted cash and cash equivalents	—	6,000,000
Net proceeds from the sale of equipment	5,238	2,000

Net cash used in investing activities	(3,334,935)	(2,172,448)

Cash flows from financing activities:
Payments on debt and capital leases	(2,227,431)	(7,493,269)
Proceeds from borrowings of debt	—	6,500,000
Payment of debt fees	(67,619)	(235,110)
Proceeds from stock option exercises	353,356	33,335
Proceeds from issuance of common stock under employee stock purchase plan	498,520	281,035

Net cash used in financing activities	(1,443,174)	(914,009)

Effect of exchange rate changes on cash and cash equivalents	136,827	123,483

Net decrease in cash and cash equivalents	(4,674,716)	(2,543,026)
Cash and cash equivalents - beginning of period	8,905,425	11,448,451

Cash and cash equivalents - end of period	$4,230,709	$8,905,425

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Net Income (Loss) and Net Income (Loss) per Share to Non-GAAP Net Income (Loss) and Net Income (Loss) per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net income (loss), as reported	$11,544	$(2,390,027)	$(3,791,623)	$(16,494,988)
Goodwill impairment, net of tax	—	—	—	6,812,389
Settlement reserve	—	188,782	—	3,955,405

Non-GAAP adjusted net income (loss)	$11,544	$(2,201,245)	$(3,791,623)	$(5,727,194)

Basic and diluted net income (loss) per share, as reported	$0.00	$(0.16)	$(0.25)	$(1.13)
Goodwill impairment, net of tax	—	—	—	0.47
Settlement reserve	—	0.01	—	0.27

Non-GAAP adjusted basic and diluted net income (loss) per share	$0.00	$(0.15)	$(0.25)	$(0.39)

Weighted averages shares outstanding, basic and diluted	15,206,758	14,880,498	15,095,250	14,563,710

Reconciliation of Operating Expenses and Loss from Operations to Non-GAAP Operating Expenses and Loss from

Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Operating expenses, as reported	$12,543,736	$12,494,467	$48,579,535	$57,294,689
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	188,782	—	3,955,405

Non-GAAP adjusted operating expenses	$12,543,736	$12,305,685	$48,579,535	$46,526,895

Loss from operations, as reported	$(237,766)	$(2,114,278)	$(3,191,801)	$(15,511,876)
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	188,782	—	3,955,405

Non-GAAP adjusted loss from operations	$(237,766)	$(1,925,496)	$(3,191,801)	$(4,744,082)

Reconciliation of Non-GAAP Adjusted Earnings (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net income (loss), as reported	$11,544	$(2,390,027)	$(3,791,623)	$(16,494,988)
Income tax benefit	19,287	(12,925)	19,050	(58,639)
Other (expense) income (a)	(268,597)	288,674	580,772	1,041,751
Depreciation and amortization expense	587,585	626,073	2,363,284	2,413,800
Share-based compensation expense	627,751	1,147,754	2,771,850	3,885,596
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	188,782	—	3,955,405

Non-GAAP adjusted earnings (adjusted EBITDA)	$977,570	$(151,669)	$1,943,333	$1,555,314

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(a) Other includes:
Interest expense	$(179,652)	$(224,689)	$(839,354)	$(658,752)
Grant income	542,235	—	594,762	—
Loss due to exchange rate fluctuation	(645)	(14,819)	(171,221)	(140,594)
Non-employee stock option expense	(93,341)	(49,166)	(164,959)	(139,920)
Write-off of deferred financing costs	—	—	—	(102,485)

Other expense	$268,597	$(288,674)	$(580,772)	$(1,041,751)